                                                                   EXHIBIT 10.36

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                               SECURITY AGREEMENT


                           Dated as of March 13, 1998


                                     between


                           APRIA HEALTHCARE GROUP INC.
                             APRIA HEALTHCARE, INC.
                       APRIACARE MANAGEMENT SYSTEMS, INC.
                             APRIA NUMBER TWO, INC.
                    APRIA HEALTHCARE OF NEW YORK STATE, INC.


                                       and


                                 BANK OF AMERICA
                     NATIONAL TRUST AND SAVINGS ASSOCIATION,
              as Administrative and Collateral Agent for the Banks



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

                       TABLE OF CONTENTS

                                                               Page
                                                               ----
Section 1.      Definitions and Interpretation................  1
          1.01  Certain Defined Terms.........................  1
          1.02  Interpretation................................  4

Section 2.      Collateral....................................  4
          2.01  Grant.........................................  4
          2.02  Intellectual Property.........................  7
          2.03  Perfection....................................  7
          2.04  Preservation and Protection of Security.......
                Interests.....................................  7
          2.05  Attorney-in-Fact..............................  9
          2.06  Special Provisions Relating to Stock..........
                Collateral....................................  9
          2.07  Use of Intellectual Property.................. 10
          2.08  Instruments................................... 11
          2.09  Use of Collateral............................. 11
          2.10  Rights and Obligations........................ 11
          2.12  Termination................................... 12

Section 3.      Representations and Warranties................ 12
          3.01  Title......................................... 12
          3.02  Pledged Stock................................. 13
          3.03  Intellectual Property......................... 13
          3.04  Goods......................................... 14

Section 4.      Covenants..................................... 14
          4.01  Books and Records............................. 14
          4.02  Removals, Etc. ............................... 15
          4.03  Sales and Other Liens......................... 15
          4.04  Stock Collateral.............................. 15
          4.05  Intellectual Property......................... 16
          4.06  Insurance..................................... 17
          4.07  Further Assurances............................ 17

Section 5.      Remedies...................................... 17
          5.01  Events of Default, Etc. ...................... 17
          5.02  Deficiency.................................... 18
          5.03  Private Sale.................................. 19
          5.04  Application of Proceeds....................... 19

Section 6.      Miscellaneous................................. 20
          6.01  The Agent..................................... 20
          6.02  Waiver........................................ 20
          6.03  Notices....................................... 21
          6.04  Expenses, Etc. ............................... 21
          6.05  Amendments, Etc. ............................. 21
          6.06  Successors and Assigns........................ 22


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
          6.07  Survival....................................   22
          6.08  Agreements Superseded.......................   22
          6.09  Severability................................   22
          6.10  Captions....................................   22
          6.11  Counterparts................................   22
          6.12  GOVERNING LAW; SUBMISSION TO JURISDICTION...   22
          6.13  WAIVER OF JURY TRIAL........................   23


ANNEX 1   -    PLEDGED STOCK

ANNEX 2   -    LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS
               AND APPLICATIONS FOR COPYRIGHT REGISTRATION

ANNEX 3   -    LIST OF TRADE NAMES, TRADEMARKS, SERVICE
               MARKS, TRADEMARK AND SERVICE MARK REGISTRATIONS
               AND APPLICATIONS FOR TRADEMARK AND SERVICE MARK
               REGISTRATIONS

ANNEX 4   -    LIST OF CONTRACTS, LICENSES AND OTHER
               AGREEMENTS

ANNEX 5   -    LIST OF LOCATIONS


                               SECURITY AGREEMENT

          This SECURITY AGREEMENT (this "Agreement") dated as of March 13, 1998 is made between Apria Healthcare Group Inc., Apria Healthcare, Inc., ApriaCare Management Systems, Inc. (formerly known as Apria Number One, Inc.), Apria Number Two, Inc., Apria Healthcare of New York State, Inc. (formerly known as Homedco of New York State, Inc.) (collectively, the "Obligors") and Bank of America National Trust and Savings Association, as Administrative and Collateral Agent for the Banks (the "Agent").

                                    RECITALS

          I. The Borrowers, the Banks, the Syndication Agent and the Administrative Agent are parties to the Credit Agreement dated as of August 9, 1996 (the "Credit Agreement"), as amended by the First Amendment to Credit Agreement dated as of April 22, 1997, the Second Amendment to Credit Amendment dated as of August 8, 1997, the Third Amendment to Credit Agreement and Waiver, dated as of January 30, 1998, and the Fourth Amendment to Credit Agreement and Waiver (the "Fourth Amendment"), dated as of March 13, 1998, pursuant to which the Banks extended certain credit to the Borrowers.

          II. It is a condition to the Banks entering into the Fourth Amendment that each Obligor shall have executed and delivered, and granted the Liens provided for in, this Agreement.

          To induce the Banks to enter into the Fourth Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral as security for the Obligations. Accordingly, the Obligors agree with the Agent as follows:



          Section 1.  Definitions and Interpretation.

          1.01 Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Agreement:

          "Accounts" shall have the meaning assigned to that term in Section 2.01(b).

          "Collateral" shall have the meaning assigned to that term in Section 2.01.

          "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex
2. Notwithstanding the foregoing, the Copyright Collateral shall not include any Copyright which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Copyright Collateral.

          "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

          "Documents" shall have the meaning assigned to that term in Section 2.01(f).

          "Equipment" shall have the meaning assigned to that term in Section 2.01(e).

          "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "Filing States" shall mean California, Colorado,
Connecticut, Florida, Indiana and Pennsylvania.

          "Instruments" shall have the meaning assigned to that term in Section 2.01(c).

          "Intellectual Property" shall mean all Copyright Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used, including the licenses or other agreements with respect to


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

the Copyright Collateral or the Trademark Collateral listed in Annex 3; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all governmental approvals now held or hereafter obtained by any Obligor in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by any Obligor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by each Obligor on a worldwide basis.

          "Inventory" shall have the meaning assigned to that term in Section 2.01(d).

          "Issuers" shall mean, collectively, each Material Subsidiary, directly or indirectly, of Apria that issues any shares of capital stock now owned or hereafter acquired by any Obligor, including the respective corporations identified in Annex 1 under the caption "Issuer."

          "Obligations" shall mean (a) any and all Obligations and (b) any and all obligations of the Obligors for the performance of their agreements, covenants and undertakings under or in respect of the Credit Documents.

          "Pledged Stock" shall have the meaning assigned to that term in
Section 2.01(a).

          "Stock Collateral" shall have the meaning assigned to that term in
Section 2.01(a).

          "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex
3. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and
(c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

          Section 1.02 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and the plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Credit Document); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authority, Persons succeeding to their respective functions and capacities.


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          Section 2.  Collateral.

          2.01 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations, each Obligor hereby pledges and grants to the Agent, for the benefit of the Agent and the Banks, a security interest in all of such Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by such Obligor and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

          (a) (i) all of the shares of capital stock of the Issuers represented by the respective certificates identified in Annex 1 under the name of such Obligor and all other shares of capital stock of whatever class of the Issuers, now owned or hereafter acquired by such Obligor, together with in each case the certificates representing the same (collectively, the "Pledged Stock");

               (ii) all shares, securities, moneys or property (a) representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, (b) resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or (c) otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

               (iii) without affecting the obligations of any Obligor under any provision prohibiting such action under any Credit Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is an Obligor) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral");

          (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to such Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");



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

          (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");

          (d) all inventory (as defined in the Uniform Commercial Code) and all other goods of such Obligor that are held by such Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

          (e) all equipment (as defined in the Uniform Commercial Code) and all other goods of such Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

          (f) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

          (g) all contracts and other agreements of such Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of such Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

          (h) all other accounts or general intangibles of such Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor;



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

          (i) all other tangible and intangible property of such Obligor, including all Intellectual Property; and

          (j) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any event of loss with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

          2.02 Intellectual Property. For the purpose of enabling the Agent to exercise its rights, remedies, powers and privileges under Section 5 at such time or times as the Agent shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, each Obligor hereby grants to the Agent, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property of such Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

          2.03 Perfection. Concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as shall be necessary or as the Agent may reasonably request to perfect and establish the priority (subject only to Liens permitted under Section 10.1 of the Credit Agreement) of the Liens granted by this Agreement, (ii) deliver and pledge to the Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may reasonably request, (iii) deliver to the Agent all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank and (iv) take all such other actions as shall be necessary or as the Agent may reasonably request to perfect and establish the priority (subject only to such permitted Liens) of the Liens granted by this Agreement, including, if requested by the Agent, the filing of additional financing statements subsequent to the date of this Agreement in states other than the Filing States.



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

          2.04 Preservation and Protection of Security Interests. Each Obligor shall:

          (a) upon the acquisition after the date of this Agreement by such Obligor of any Stock Collateral, promptly either (x) transfer and deliver to the Agent all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as the Agent shall reasonably deem necessary or appropriate to perfect, and establish the priority of (subject to Permitted Liens), the Liens granted by this Agreement in such Stock Collateral;

          (b) upon the acquisition after the date of this Agreement by such Obligor of any Instrument in a principal amount equal to or in excess of $100,000, promptly deliver and pledge to the Agent all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request;

          (c) upon the acquisition after the date of this Agreement by such Obligor of any Equipment covered by a certificate of title or ownership having a value in excess of $100,000 promptly notify the Agent of such acquisition and, if requested by the Agent, cause the Agent to be listed as the lienholder on such certificate of title and within 90 days of the acquisition of such Equipment deliver evidence of the same to the Agent;

          (d) upon such Obligor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to such Obligor's filing, either directly or through any agent, licensee or other designee, of any application with any Governmental Authority for any Copyright, patent, Trademark, or other Intellectual Property, in each case after the date of this Agreement, execute and deliver such contracts, agreements and other instruments as the Agent may reasonably request to evidence, validate, perfect and establish the priority (subject only to Liens permitted under Section 10.1 of the Credit Agreement) of the Liens granted by this Agreement in such and any related Intellectual Property and, if requested by the Agent, amend Annex 2 or 3 (as the case may be) to reflect the inclusion of any such Intellectual Property as part of the Collateral (it being understood that the failure to amend any such Annex shall not affect the Liens granted by this Agreement on any such Intellectual Property); and

          (e) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Agent may reasonably request to create, perfect, establish the priority (subject only to Liens permitted under Section 10.1 of the Credit Agreement) of, or to preserve the validity, perfection or priority (subject only to such permitted Liens) of, the Liens granted by this Agreement or to enable the Agent to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including subsequent to the occurrence of an Event of Default, causing any or all of the Stock Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to such Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor).

          2.05 Attorney-in-Fact. Subject to the rights of such Obligor under Sections 2.06, 2.07, 2.08 and 2.09, the Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority (subject only to Liens permitted under Section 10.1 of the Credit Agreement) of the Liens granted by this Agreement and, following any Event of Default (other than the Existing Defaults (as defined in the Fourth Amendment) during the Waiver Period (as defined in the Fourth Amendment)) to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (other than the Existing Defaults during the Waiver Period) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums);
(iii) to file any claims or take any action or proceeding that the Agent may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the collateral under

Section 5, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

          2.06  Special Provisions Relating to Stock Collateral.

          (a) So long as no Event of Default (other than the Existing Defaults during the Waiver Period) shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Credit Document, provided that the Obligors jointly and severally agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Credit Document; and the Agent shall, at the Obligors' expense, execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 2.06(a).

          (b) So long as no Event of Default (other than the Existing Defaults during the Waiver Period) shall have occurred and be continuing, the Obligors shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

          (c) If any Event of Default (other than the Existing Defaults during the Waiver Period) shall have occurred and be continuing, and whether or not the Agent or any Bank exercises any available right to declare any Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Credit Document, all dividends and other distributions on the Stock Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Agent shall so request, the Obligors jointly and severally agree to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to the Agent prior to such cure shall, upon request of the Obligors (except to the extent applied to the Obligations), be returned by the Agent to the Obligors.

          2.07 Use of Intellectual Property. Subject to such action not otherwise constituting a Default and so long as no Event of Default (other than the Existing Defaults during the

Waiver Period) shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, so long as no Event of Default (other than the Existing Defaults during the Waiver Period) shall have occurred and be continuing, the Agent shall from time to time, upon the request of the Obligors through Apria, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Obligors through Apria shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to Section 2.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Section 5 by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this Section 2.07.

          2.08 Instruments. So long as no Event of Default (other than the Existing Defaults during the Waiver Period) shall have occurred and be continuing, each Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Agent shall, promptly upon the request, and at the expense of, such Obligor through Apria, make appropriate arrangements for making any Instruments pledged by the Obligors available to the respective Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document.

          2.09 Use of Collateral. So long as no Event of Default (other than the Existing Defaults during the Waiver Period) shall have occurred and be continuing, each Obligor shall, in addition to its rights under Sections 2.06,
2.07 and 2.08 in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and governmental approvals, subject to the rights, remedies, powers and privileges of the Agent under Section 5 and to such use, possession or exercise not otherwise constituting a Default.

          2.10  Rights and Obligations.

          (a) Each Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Agent or any Bank of any right, remedy, power or privilege in respect of this Agreement shall not release any Obligor from any of its duties and obligations under such contracts and agreements. Neither the Agent nor any Bank shall have any duty, obligation or liability under such contracts and agreements or in respect to any Governmental Approval included in the Collateral by reason of this Agreement or any other Credit Document, nor shall the Agent or any Bank be obligated to perform any of the duties or obligations of any Obligor under any such contract or agreement or any such Governmental Approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or Governmental Approval.

          (b) No Lien granted by this Agreement in the Obligors' right, title and interest in any contract, agreement or Governmental Approval shall be deemed to be a consent by the Agent or any Bank to any such contract, agreement or Governmental Approval.

          (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize any Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Credit Document.

          (d) In connection with any sale of Collateral or all of the capital stock of any Obligor expressly permitted by the terms of any Credit Document, the Liens granted pursuant to this Agreement shall automatically terminate with respect to such Collateral or the assets owned by such Obligor, as applicable.

          (e) Neither the Agent nor any Bank shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

          2.12 Termination. When all Obligations shall have been paid in full and the Revolving Loan Commitments and all Letter of Credit Outstandings shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the respective Obligors and to be released, canceled and granted back all licenses and rights referred to in Section 2.02. The Agent shall also execute and deliver to the respective Obligors upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligors to effect the termination and release of the Liens granted by this Agreement on the Collateral.


          Section 3. Representations and Warranties. As of the date of this Agreement and as of the date of each extension of credit by the Banks, each Obligor represents and warrants to the Banks and the Agent as follows:

          3.01 Title. Each Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens (and, with respect to the Stock Collateral, of any Equity Right in favor of any other Person), except for Liens permitted under Section 10.1 of the Credit Agreement. The Liens granted by this Agreement in favor of the Agent for the benefit of the Agent and the Banks have attached and constitute a perfected security interest in all of such Collateral (other than Instruments having a principal amount of less than $100,000) prior to all other Liens (except such permitted Liens) to the extent that such security interest can be perfected by possession, the filing of UCC financing statements in the Filing States or filing with the Patent and Trademark Office.

          3.02  Pledged Stock.

          (a) The Pledged Stock evidenced by the certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained in any Credit Document).

          (b) The Pledged Stock evidenced by the certificates identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Obligor on the date of this Agreement (whether or not registered in the name of such Obligor), and Annex 1 correctly identifies, as at the date of this Agreement, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number (and registered owners) of the shares evidenced by each such certificate.

          3.03  Intellectual Property.

          (a) Annexes 2 and 3 set forth completely and correctly all Copyrights and Trademarks owned and federally registered by each respective Obligor on the date of this Agreement; except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business and listed in Annex 4, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright or Trademark listed in Annex 2 or 3 under the name of such Obligor; all registrations listed in Annexes 2 and 3 are valid and in full force and effect; and, except as may be set forth in Annex 4, each Obligor owns and possesses the right to use all Copyrights and Trademarks listed in Annexes 2 and 3 under the name of such Obligor.

          (b) Annex 4 sets forth completely and correctly all licenses and other user agreements included in the Intellectual Property on the date of this Agreement;

          (c) To any Obligor's knowledge, (i) there is no violation by others of any material right of any Obligor with respect to any Copyright or Trademark listed in Annex 2 or 3 under the name of such Obligor and (ii) no Obligor is infringing in any material respect upon any Copyright or Trademark of any other Person; and no proceedings have been instituted, are pending against any Obligor or, to any Obligor's knowledge, have been threatened against, and no claim has been received by, any Obligor, alleging any such violation or except as will not have a material adverse effect upon the value of such Copyright or Trademark Collateral.

          (d) No Obligor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

          3.04 Goods. Any goods now or hereafter manufactured or otherwise produced by any Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance in all material respects with the requirements of the

Fair Labor Standards Act.

          Section 4.  Covenants.

          4.01 Books and Records. Each Obligor shall:

          (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the Liens granted by this Agreement;

          (b) furnish to the Agent and the Banks from time to time (but, unless a Default (other than the Existing Defaults during the Waiver Period) shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral and the Trademark Collateral as the Agent or the Banks may reasonably request, all in reasonable detail;

          (c) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright or Trademark, furnish to the Agent prompt notice of such proposed filing; and

          (d) permit representatives of the Agent and the Banks, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral.

          4.02 Removals, Etc. Without at least 30 days' prior written notice to the Agent, no Obligor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address initially indicated for notices to it under Section 6 or at one of the locations identified in Annex 5 under its name; (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement or (iii) permit less than 60% of the Specified Assets (as defined in the Fourth Amendment) to be located anywhere other than in one of the Filing States or in transit from one Filing State to another; provided, that, if in the Ordinary Course of Business, less than 60% of the Obligor's Specified Assets are located in the Filing States, the Obligors shall within five (5) Business Days of such becoming aware of such occurrence, duly execute and file UCC-1 financing statement(s) in such other states as may be necessary to maintain the perfection of the Agent's Lien in not less than 60% of the Specified Assets and, in connection therewith, the definition of

"Filing States" in Section 1 of this Agreement shall be automatically amended to include such new states.

          4.03 Sales and Other Liens. Except as otherwise permitted under
Section 10.1 or 10.2 of the Credit Agreement, without the prior written consent of the Agent (granted with the authorization of the Banks as specified in Section 13.13 of the Credit Agreement), the Obligors shall not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Agent is not named as the sole secured party for the benefit of the Banks.

          4.04 Stock Collateral. The Obligors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligors shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral upon the transfer of such Stock Collateral (except for any such restriction contained in any Credit Document).


          4.05  Intellectual Property.

          (a) Each Obligor (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

          (b) Each Obligor shall notify the Agent immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any Governmental Authority) regarding each Obligor's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

          (c) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, each Obligor shall notify the Agent within (10) days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

          (d) Subsequent to the occurrence of an Event of Default (other than the Existing Defaults during the Waiver Period), the Agent shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights and Trademarks and any license under such Intellectual Property, in which event each Obligor shall, at the request of the Agent, do any and all lawful acts and execute and deliver any and all proper documents required by the Agent in aid of such enforcement action.

          4.06 Insurance. Each Obligor agrees that it shall keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations. In addition, if requested by the Agent, each Obligor shall cause the Agent to be named as loss payee with respect to any such insurance policies covering all or any part of the Collateral to the extent of the interest of the Agent and the Banks in the Collateral (other than Pledged Stock) and shall be named as additional insured with respect to the general liability insurance policies of the Obligors to the extent of the interest of the Agent and the Banks in the Collateral (other than Pledged Stock).

          4.07 Further Assurancess. Each Obligor agrees that, from time to time upon the written request of the Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 5.  Remedies.

          5.01 Events of Default, Etc. If any Event of Default shall have occurred and be continuing (other than the Existing Defaults during the Waiver Period):

          (a) The Agent in its discretion may require each Obligor to, and each Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and such Obligor, designated in the Agent's request;

          (b) the Agent in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

          (c) the Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

          (d) the Agent in its discretion may, upon ten business days' prior written notice to the Obligors of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Agent, the Banks or any of their respective agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Bank or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

          (e) the Agent shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner of the Collateral (and each Obligor agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 and of the exercise of the license granted to the Agent in Section 2.02 shall be applied in accordance with Section 5.04.

          5.02 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5.01 and of the exercise of the license granted by the Agent in Section 2.02 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Obligations, the Obligors shall remain liable for any deficiency.

          5.03  Private Sale.

          (a) The Agent and the Banks shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5.01 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          (b) The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

          5.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 5.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 5.01 or of the exercise of the license granted in Section 2.02, and any other cash at the time held by the Agent under this Section 5, shall be applied by the Agent:

          First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Agent, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Agent in that connection;

          Next, to the payment in full of the remaining Obligations equally and ratably in accordance with their respective amounts then due and owing or as the Banks holding the same may otherwise agree; and

          Finally, to the payment to the respective Obligor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

          As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to any Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.


          Section 6.  Miscellaneous.

          6.01 The Agent. As provided in Section 12.1 of the Credit Agreement, each Bank has appointed Bank of America National Trust and Savings Association as its Agent for purposes of this Agreement. In such capacity, Bank of America

National Trust and Savings Association shall be entitled to all of the rights and benefits accorded the Agent by Section 12 of the Credit Agreement. Following the payment in full of all Obligations outstanding under the Credit Agreement and the termination or expiration of the Commitments of the Banks and Letter of Credit Outstandings, the provisions of Section 12 of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Agent under this Agreement. In that connection, following such payment and expiration and termination, the term "Required Banks" (as used in Section 13.13 of the Credit Agreement) shall be deemed to refer to Banks holding Obligations representing 50% or more of the aggregate amount of the Revolving Loan Commitments or, if the Revolving Loan Commitments shall have been terminated, Banks holding in excess of 50% of the sum of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate amount of all Letter of Credit Outstandings.

          6.02 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          6.03 Notices. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 6.03:

          To the Obligors:    3560 Hyland Avenue
                              Costa Mesa, California  92626
                              Attn:  Lawrence H. Smallen
                              Tel: (714) 427-4935
                              Fax: (714) 540-4475

          To the Agent:       1455 Market Street
                              San Francisco, California  94103
                              Attn:  Christine Cordi
                              Agency Management Dept., 10831
                              Telephone:     (415) 436-2790
                              Facsimile:     (415) 436-3425


          6.04 Expenses, Etc. The Obligors jointly and severally agree to pay or to reimburse the Agent and the Banks for all reasonable costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Agent or the Banks in any effort to enforce any of the provisions of Section 5 or any of the obligations of the Obligors in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Agent under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such reasonable costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

          6.05 Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by each Obligor and the Agent (with the consent of the Banks as specified in Section
13.13 of the Credit Agreement). Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Agent and each Bank, each holder of any of the Obligations and each Obligor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

          6.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Obligor, the Agent, the Banks and each holder of any of the Obligations and their respective successors and permitted assigns. No Obligor shall assign or transfer its rights under this Agreement without the prior written consent of the Agent (with the further consent of the Banks as specified in Section 13.13 of the Credit Agreement).

          6.07 Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

          6.08 Agreements Superseded. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

          6.09 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          6.10 Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

          6.12 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. EACH OBLIGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          6.13 WAIVER OF JURY TRIAL. EACH OBLIGOR, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              APRIA HEALTHCARE GROUP INC.
                              APRIA HEALTHCARE, INC.
                              APRIACARE MANAGEMENT SYSTEMS, INC.
                              APRIA NUMBER TWO, INC.
                              APRIA HEALTHCARE OF NEW YORK STATE, INC.



                              By:
                                 -------------------------------
                                 Name:  Larry Smallen
                                 Title: Chief Financial Officer



                                 BANK OF AMERICA NATIONAL TRUST AND
                                 SAVINGS ASSOCIATION, as
                                 Administrative and Collateral Agent



                              By:
                                 -----------------------------------
                                 Name:  Christine Cordi
                                 Title: Vice President

                                                                         ANNEX 1


                               COMPANY TO PROVIDE


                         Annex 1 to Security Agreement

                                                                         ANNEX 2




                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS


                                      None.


                          Annex 2 to Security Agreement

                                                                         ANNEX 3


                               COMPANY TO PROVIDE


                          Annex 3 to Security Agreement

                                                                         ANNEX 4




                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS


                                      NONE.



                          Annex 5 to Security Agreement

                                                                         ANNEX 5




                                LIST OF LOCATIONS


                               COMPANY TO PROVIDE



                          Annex 5 to Security Agreement

                                       -1-